Exhibit 99.1

TABLE OF CONTENTS

Consolidated Financial Highlights	4
Message to the Shareholders	5
Executive Management and Board of Directors	8
Officers	9
Shareholder Information	12

CNB FINANCIAL CORPORATION 2013 ANNUAL REPORT HIGHLIGHTS

FOR THE YEAR
	2013	2012	% Change
Interest Income	$71,416	$68,129	4.8%
Interest Expense	12,212	14,920	(18.2%)
Net Interest Income	59,204	53,209	11.3%
Non-interest Income	13,766	12,664	8.7%
Non-interest Expense	43,813	35,945	21.9%
Net Income	16,679	17,136	(2.7%)
Net Income Return on:
Average Assets	0.88%	1.00%	(12.0%)
Average Equity	11.38%	12.17%	(6.5%)

AT YEAR END
Assets	$2,131,289	$1,773,079	20.2%
Loans, net of unearned	1,295,363	927,824	39.6%
Deposits	1,835,314	1,485,003	23.6%
Shareholders’ Equity	164,911	145,364	13.4%
Trust Assets Under Management (at market value)	422,366	387,446	9.01%

PER SHARE DATA
Net Income, diluted	$1.29	$1.38	(6.5%)
Dividends	0.66	0.66	0.0%
Book Value	11.43	11.65	(1.9%)
Market Value	19.00	16.38	16.0%

MESSAGE TO THE SHAREHOLDERS

To Our Shareholders, Customers, Employees & Friends:

2013 marked another first for CNB Financial Corporation. CNB is now operating in the state of Ohio as a result of its merger with The Farmers Citizens Bank and its parent company, FC Banc Corp., headquartered in Bucyrus, Ohio, on October 11, 2013. CNB added $360 million in assets and eight offices located in two distinct markets. The new markets will provide fresh opportunities for agricultural lending in the rural market, as well as business development opportunities in our first major metropolitan area, Co-lumbus, Ohio. CNB’s strategy has been to grow organically in our markets with quality bankers from that market or to create a de novo presence in markets that fit our business model. This merger provided an opportunity to gain entry in Ohio and leverage the expertise of the employees of The Farmers Citizens Bank, now FCBank, to continue growing organically in the new markets.

In 2013, excluding the acquired assets and liabilities, loans for CNB grew 13% while deposits did not change significantly from 2012. Pre-tax net income, excluding merger related expenses and gain on sale of securities, increased 13%, an indication that the growth in core earnings remains strong, with even greater opportunities for growth as a result of the merger.

Earnings for 2013 were positive even with the merger costs included. CNB’s return on average equity was 11.38% and earnings per share was $1.29. As previously announced, the merger is expected to be accretive to earnings during 2014. In addition, the change in asset composition from investments to loans should provide us with a much improved loan to deposit ratio and an enhanced net interest margin and earnings.

CNB FINANCIAL CORPORATION 2013 ANNUAL REPORT HIGHLIGHTS

Financials

ASSET GROWTH (in thousands)

2009
$1,161,591
2010
$1,413,511
2011
$1,602,207
2012
$1,773,079
2013
$2,131,289

DEPOSIT GROWTH (in thousands)

2009
$956,858
2010
$1,162,868
2011
$1,353,851
2012
$1,485,003
2013
$1,835,314

NET INTEREST INCOME (in thousands)

2009
$37,402
2010
$42,091
2011
$48,133
2012
$53,209
2013
$59,204

EARNINGS PER SHARE (fully diluted)

2009
$0.98
2010
$1.06
2011
$1.23
2012
$1.38
2013
$1.29

Message to the Shareholders continued…

A key focus for all financial companies is the quality of their assets. CNB has a long history of high asset quality, with its loan metrics continuing to be strong and improving. CNB’s ratio of non-performing assets to total assets improved to 0.61% in 2013 from 0.85% in 2012 and its charge-offs as a percentage of average loans at decreased from 0.55% in 2012 to 0.38% in 2013. The loan portfolio mix of Commercial & Industrial, Commercial Real Estate and Residential Real Estate provides for good diversity in the portfolio. With the new markets and a chance to grow the agricultural portfolio, the lending portfolio diversification will also be enhanced by greater geographical diversity.

The merger with The Farmers Citizens Bank was our major highlight for 2013 but was not our only significant event. Throughout 2013, the major expansion of our main office in Clearfield has been underway. At the writing of last year’s letter, we expected to open the facility in the fourth quarter of 2013. Although the date of the opening was delayed until March of 2014, the expanded office will be fully operational at the time of this year’s annual meeting. The office will have the open floor plan first used in ERIE-BANK which provides the customer with a more inviting approach to banking. During 2013, we also upgraded our Indiana, PA loan production office to a full service location in order to better serve that market. Finally, Holiday Financial Services opened a new location in Indiana, PA in 2013 while relocating both the Ebensburg and Bellefonte stores to locations that are more convenient to our customers.

Charles H. Reams retired from our Board of Directors in January 2014. Chuck served for seven years as a Director of the Corporation and CNB Bank. Chuck was very instrumental in CNB gaining entry in the Erie market and with the formation and success of ERIEBANK. Chuck played a crucial role on our ERIEBANK advisory board since its founding and will remain a member of the advisory board. On behalf of the Board and Management, I would like to thank Chuck for his years of service and wish him well in all of his future endeavors.

As always, we are proud to report CNB Financial Corporation’s 2013 results. We thank you for your continued ownership in CNB and look forward to another prosperous year in 2014.

Joseph B. Bower, Jr.

President and Chief Executive Officer

CNB FINANCIAL CORPORATION 2013 ANNUAL REPORT HIGHLIGHTS

EXECUTIVE MANAGEMENT & BOARD OF DIRECTORS

Corporate Officers, CNB Financial Corporation

Joseph B. Bower, Jr.	Brian W. Wingard
President & Chief Executive Officer	Treasurer & Principal Financial Officer
Richard L. Greslick, Jr.	Vincent C. Turiano
Secretary	Assistant Secretary

Executive Officers, CNB Bank

Joseph B. Bower, Jr.	Mary Ann Conaway
President & Chief Executive Officer	Senior Vice President, Human Resources
Mark D. Breakey
Executive Vice President &	Joseph E. Dell, Jr.
Chief Credit Officer	Senior Vice President & Chief
Richard L. Greslick, Jr.	Lending Officer
Executive Vice President, Chief	Leanne D. Kassab
Operating Officer	Senior Vice President, Marketing
Brian W. Wingard	Vincent C. Turiano
Senior Vice President & Chief Financial	Senior Vice President, Operations
Officer

Board of Directors
CNB Financial Corporation and CNB Bank	Robert D. Hord	Nick Scott, Jr.
Dennis L. Merrey	President of Hord Livestock Company,	Vice President & Owner, Scott
Chairman of the Board	Inc. (Agriculture)	Enterprises (Hospitality Industry)
Retired, Formerly President,	Robert W. Montler	Richard B. Seager
Clearfield Powdered Metals, Inc.	President & Chief Executive Officer,	President and Chief Executive Officer,
(Manufacturer)	Lee Industries and Keystone Process	Beacon Light Behavioral Health
Joseph B. Bower, Jr.	Equipment (Manufacturer)	Systems (Health Services)
President and Chief Executive	Joel E. Peterson	Peter F. Smith
Officer, CNB Financial Corporation;	President, Clearfield Wholesale Paper	Attorney at Law
President and Chief Executive	(Wholesaler)	DIRECTOR EMERITUS
Officer, CNB Bank	Deborah Dick Pontzer
William F. Falger	Economic Development and Workforce	L. E. Soult, Jr.
Retired, Formerly President and	Specialist, Office of Congressman
Chief Executive Officer, CNB	Glenn Thompson
Financial Corporation, CNB Bank	Jeffrey S. Powell
Richard L. Greslick, Jr.	President, J.J. Powell, Inc. (Petroleum
Executive Vice President & Chief	Distributor)
Operating Officer, CNB Bank;	James B. Ryan
Secretary, CNB Financial Corporation	Retired, Formerly Vice President of
Sales, Marketing, Windfall Products,
Inc. (Manufacturer)

OFFICERS

Administrative Services
Timothy A. Bracken	Shannon L. Irwin	Susan B. Kurtz
Vice President, Controller	Assistant Vice President, Human	Customer Service Officer
Edward H. Proud	Resources	Dennis J. Sloppy
Vice President, Information Systems	Carolyn B. Smeal	Information Systems Officer
Susan M. Warrick	Assistant Vice President, Operations	B.J. Sterndale
Vice President, Operations	Becky Coleman	Training Officer
Thomas J. Ammerman, Jr.	Operations Officer	Brenda L. Terry
Assistant Vice President, Security	Carol J. Cossick	Banking Officer
Donna J. Collins	Assistant Controller
Assistant Vice President,	Thomas W. Grice
Compliance	Network Administration Officer

Branch Division
Ruth Anne Ryan-Catalano	Denise J. Greene	Susan J. Shimmel
Vice President, Regional Branch	Community Officer Manager,	Community Officer Manager,
Administration, Industrial Park Road	DuBois Officer	Old Town Road Officer, Clearfield
Officer, Clearfield	Lynette Hebel	Pam Synder
Vickie L. Baker	Community Office Manager, Karthaus	Community Officer Manager, Kane
Assistant Vice President, Regional	and Kylertown Officer	Office
Branch Administration, Bradford Main	Caroline Henry	Larry A. Putt
Street Officer	Community Office Manager,	Banking Officer, Clearfield
Mary A. Baker	Presqueisle Street Office, Philipsburg	Nadine J. Rodgers
Assistant Vice President, Northern	Douglas M. Shaffer	Banking Officer, Indiana
Cambria Officer	Community Office Manager,	Mary Ann Roney
Lori Curtis	Punxsutawney Office	Banking Officer, Bradford
Community Officer Manager, Plaza	Lori D. Shimel	Gregory R. Williams
Office, Philipsburg	Community Office Manager,	Banking Officer, Clearfield
Houtzdale and Madera Offices

Lending Division
Jeffrey W. Alabran	Michael C. Sutika	Eileen F. Ryan
Senior Vice President, Commercial	Vice President, Commercial Banking,	Assistant Vice President, Mortgage
Banking, Indiana	Clearfield	Lending
Gregory M. Dixon	Joseph H. Yaros	Russell Daniels
Vice President, Commercial Banking,	Vice President, Commercial Banking,	Assistant Commercial Lending Officer,
Clearfield	Bradford	St. Marys
Michael E. Haines	David W. Ogden	James C. Davidson
Vice President, Commercial Banking,	Vice President, Credit Administration	Mortgage Lending Officer, Philipsburg
St. Marys	Christopher L. Stott	Autumn F. Farley
Robin L. Hay	Vice President, Retail Lending	Commercial Loan Portfolio Manager &
Vice President, Commercial Banking,	C. Brett Stewart	Support Lending Officer
Clearfield	Assistant Vice President, Commercial	Cory Johnston
Karen R. Pfingstler	Banking, Indiana	Credit Administration Officer
Vice President, Commercial Banking,		Paul A. McDermott
DuBois		Collections Officer

Wealth & Asset Management Services
Craig C. Ball	Calvin R. Thomas, Jr.	Eric A. Johnson
Vice President, Wealth & Asset	Vice President, Wealth & Asset	Assistant Vice President, Wealth &
Management	Management	Asset Management
Glenn R. Pentz	Shawn Amblod	R. Michael Love
Vice President, Wealth & Asset	Assistant Vice President, Wealth &	Assistant Vice President, Wealth &
Management	Asset Management	Asset Management
Andrew Roman
Vice President, Wealth & Asset
Management

CNB FINANCIAL CORPORATION 2013 ANNUAL REPORT HIGHLIGHTS

OFFICERS & AFFILIATES

ERIEBANK, a Division of CNB Bank

David J. Zimmer	William J. Vitron, Jr.	Theresa L. Swanson
President	Vice President, ERIEBANK Investment	Community Office Manager,
Scott Bailey	Advisors	Warren Office
Senior Vice President,	Carla M. LaBoda	Mary J. Taormina
ERIEBANK Investment Advisors	Assistant Vice President, Commercial	Community Office Manager,
Steven M. Cappellino	Banking	Meadville Office
Senior Vice President, Commercial	Gregory Noon	Abby L. Williams
Banking, Meadville Office	Assistant Vice President, Commercial	Community Office Manager,
Donald W. Damon	Banking, Warren	Interchange Office
Senior Vice President, Private Banking	Paul D. Sallie	Kelly S. Buck
William L. DeLuca, Jr.	Assistant Vice President, Private	Private Banking Officer
Senior Vice President, Commercial Banking	Banking
	Katie J. Jones	Allison Hodas
Betsy Bort	Regional Retail Administrator,	Cash Management Officer
Vice President, Commercial Banking	Community Office Manager,	Julie L. Martin
Scott O. Calhoun	Harborcreek Office	Operations Officer
Vice President, Commercial Banking	Andrea G. Carr	James Miale
Kristen L. Ludwig	Community Office Manager,	Commercial Lending Officer
Vice President, Commercial Banking	Downtown Erie Office	Timothy Roberts
Larry Morton	Debra Masone	Commercial Lending Officer
Vice President, ERIEBANK Investment	Community Office Manager,
Advisors	Vernon Township Office
John M. Schulze	Helicia E. Sonney
Vice President, Commercial Banking	Community Office Manager,
Asbury Road Office

ERIEBANK Regional Board of Directors

Joseph B. Bower, Jr.	Charles Hagerty
President and Chief Executive Officer,	President, Hamot Health Foundation
CNB Financial Corporation, CNB Bank	(Health Services)
Mark D. Breakey	Thomas Kennedy
Executive Vice President & Chief Credit	President, Professional Development
Officer, CNB Bank	Associates, Inc. (Real Estate developer)
Gary L. Clark	Charles H. Reams
Vice President, Chief Financial Officer	President, C. H. Reams & Associates,
and Chief Administrative Officer,	Inc. (Insurance)
Snap-tite, Inc. (Manufacturer)	Nick Scott, Jr.
David K. Galey	Vice President & Owner, Scott
Treasurer, Chief Financial Officer,	Enterprises (Hospitality Industry)
Greenleaf Corporation (Manufacturer)	James E. Spoden
James E. Gehrlein	Esquire, MacDonald Illig Jones &
Chief Financial Officer, Sisters of St.	Britton, LLP (Law office)
Joseph of NW PA (Finance)	David J. Zimmer
Richard L. Greslick, Jr.	President, ERIEBANK
Executive Vice President and Chief
Operating Officer, CNB Bank;
Secretary, CNB Financial Corporation

FCBank, a Division of CNB Bank
J. Andrew Dale	Brian A. McFarland	Michelle P. Muchow
Interim President	Community Office Manager, Upper	Banking Officer, Bucryus North Office
Louis J. Torchio	Arlington Office	Toni M. Ridge
Senior Vice President, Private Banking	Elaine M. Wilson	Banking Officer, Bucyrus North Office
Terrance E. Hamm	Community Office Manager,	Jason M. Shade
Vice President, Commercial Banking	Fredericktown Office	Banking Officer, Bucyrus North Office
Donna M. Conley	Teri A. Slate	Travis M. Smith
Assistant Vice President, Lending	Community Office Manager, Shiloh Office	Operations Officer
Elizabeth M. Ricketts		Ashley Snyder
Assistant Vice President, Regional	Brian C. Bach	Agricultural Lending Officer
Branch Administration	Agriculture Loan Officer
Annette D. Lester	Jared Butler
Community Office Manager,	Network Adminstrator, Facilities Officer
Cardington Office	William R. Diehl
Clara J. McClung	Banking Officer, Dublin Office
Community Office Manager,	Jennifer S. Gingery
Worthington Office	Operations Officer

FCBank, Regional Board of Directors
Joseph B. Bower, Jr.	Scott Everhart	Patrick Hord
President and Chief Executive Officer,	President and CEO, Everhart Advisors	CEO, Hord Livestock, Inc. (Agriculture)
CNB Financial Corporation, CNB Bank	(Investments)	Lawrence A. Morrison
Mark D. Breakey	Richard L. Greslick, Jr.	CPA and Partner, Kleshinski, Morrison
Executive Vice President & Chief Credt	Executive Vice President and Chief	& Morris, LLP (Accounting)
Officer, CNB Bank	Operating Officer, CNB Bank;	J. Andrew Dale
David G. Dostal	Secretary, CNB Financial Corporation	Interim President
President, The Auck Dostal Agency,	Robert D. Hord
Inc., Vice President, ADM Benefit	President, Hord Livestock, Inc.
Plans, Inc. (Insurance)	(Agriculture)
Patrick J. Drouhard
Retired, Superintentdent, Cardington-
Lincoln School District (Education)

Holiday Financial Services Corporation, a Subsidiary of CNB Financial Corporation
BOARD OF DIRECTORS	Christopher L. Stott	CORPORATE OFFICERS
Joseph B. Bower, Jr.	Director	Christopher L. Stott
Chairman	Brian W. Wingard	Chairman
Richard L. Greslick, Jr.	Director	Joseph P. Strouse
Secretary		President

CNB Securities Corporation, a Subsidiary of CNB Financial Corporation, Wilmington, DE
BOARD OF DIRECTORS	CORPORATE OFFICERS	Elizabeth F. Bothner
Timothy A. Bracken	Brian W. Wingard	Secretary, Wilmington Trust SP
Director	President	Services, Inc
Glenn R. Pentz	Donald R. McLamb, Jr.
Director	Treasurer, Wilmington Trust SP
Donald R. McLamb, Jr.	Services, Inc.
Wilmington Trust SP Services, Inc.

CNB FINANCIAL CORPORATION 2013 ANNUAL REPORT HIGHLIGHTS

SHAREHOLDER INFORMATION

Annual Meeting

The Annual Meeting of the Shareholders of CNB Financial Corporation will be held Tuesday, April 15, 2014 at 2:00 p.m. at the Corporation’s Headquarters in Clearfield, PA.

Corporate Address

CNB Financial Corporation

1 S. Second Street

P.O. Box 42

Clearfield, PA 16830

(814) 765-9621

Stock Transfer Agent & Registrar

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

(800) 368-5948

www.rtco.com

Form 10-K

Shareholders may obtain a copy of the Annual Report to the Securities and Exchange Commission on Form 10-K by writing to:

CNB Financial Corporation

1 S. Second Street

P.O. Box 42

Clearfield, PA 16830

ATTN: Shareholder Relations

Quarterly Share Data

For information regarding the Corporation’s quarterly share data, please refer to Item 5 in the 2013 Form 10-K.

Market Makers

The following firm has chosen to make a market in the stock of the Corporation. Inquiries concerning their services should be directed to:

Boenning & Scattergood, Inc.

1700 Market Street, Ste 1420

Philadelphia, PA 19103

(800) 842-8928

SHAREHOLDER INFORMATION

Corporate Profile

CNB Financial Corporation is a leader in providing integrated financial solutions which create value for both consumers and businesses. These solutions encompass checking, savings, time and deposit accounts, Private Banking, loans and lines of credit (real estate, commercial, industrial, residential and consumer), credit cards, cash management, online banking, mobile banking, merchant credit card processing, on-site banker and accounts receivable handling. In addition, the Corporation provides wealth and asset management services, retirement plans and other employee benefit plans.

CNB Bank

A subsidiary of CNB Financial Corporation, CNB is a regional independent community bank in North Central Pennsylvania with approximately 400 employees who make customer service more responsive and reliable. For over 145 years, the Bank has strived to be more customer-driven than its competitors and to build long-term customer relationships by being reliable and competitively priced.

CNB continually seeks innovative ways to execute a personal, quality-driven customer service strategy and prides itself being first-to-market for many of these innovations. To satisfy customers’ financial needs and expectations, it offers a variety of delivery channels, which includes 22 full-service offices, 19 ATMs, telephone banking (1-866-224-7314), Internet banking (www.bankcnb.com), mobile banking, and a centralized customer service center (1-800-492-3221).

ERIEBANK

Headquartered in Erie, Pennsylvania, ERIEBANK is a division of CNB Bank. Presently, there are a total of seven full service offices which house its commercial, retail and Private Banking divisions. Four of those offices are in Erie, two in Meadville, and one in Warren, Pennsylvania. In addition, ERIEBANK Investment Advisors provides wealth and asset management services, retirement plans and other employee benefit plans.

FCBANK

FCBank, a division of CNB Bank, is headquartered in Bucyrus, Ohio with eight full service offices in the communties of Bucyrus, Shiloh, Mt. Hope, Carding-ton, Fredericktown, Worthington and Upper Arling-ton, and one loan production office in Dublin, Ohio. FCBank is driven by a strong focus on meeting the financial heeds of businesses and individuals in a way only a community bank can deliver. FCBank offers commercial, retail, and Private Banking services.

Holiday Financial Services

Holiday Financial Services, a subsidiary of CNB Financial Corporation, is a consumer loan company, currently has eleven conveniently located offices in State College, Bradford, Clearfield, Hollidays-burg, Erie, Northern Cambria, Ridgway, Johnstown, Ebensburg, DuBois and Indiana, Pennsylvania.

CNB FINANCIAL CORPORATION 2013 ANNUAL REPORT HIGHLIGHTS

The common stock of the Corporation trades on the NASDAQ National Market under the symbol CCNE.

CNB Financial Corporation
1 South Second Street – P.O. Box 42
Clearfield, PA 16830
800-492-3221
www.BankCNB.com